UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 9, 2007

Keystone Automotive Industries, Inc.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 E. Bonita Avenue, Pomona, CA 91767

(Address of Principal Executive Offices)

(909) 624-8041

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 9, 2007, we entered into a Change-in-Control Agreement (the “Agreement”) with Christopher N. Northup (the “Executive”). The Agreement provides that if Executive’s employment is terminated by the Company following a Change in Control and during the Term of the Agreement, other than by the Company for Cause, by reason of death or Disability, or by Executive without Good Reason, Executive will be entitled to, among other things: (i) a lump sum cash amount equal to Executive’s unpaid base salary, accrued vacation pay, unreimbursed business expenses and all other items earned by Executive through the Date of Termination; (ii) a lump sum cash amount equal to the prorated portion at the target award level of any unpaid incentive compensation allocated or awarded to Executive preceding the Date of Termination; (iii) a lump sum cash amount equal to one and one-half times Executive’s annual base salary in effect immediately prior to the Date of Termination or, if higher, immediately prior to the first occurrence of an event constituting Good Reason; (iv) a lump sum cash amount equal to one and one-half times the greater of (A) Executive’s target bonus percentage times his then current annual base salary and (B) the average annual bonus earned by Executive with respect to the three fiscal years (or, if Executive has been employed for less than three fiscal years, the average bonus for the number of full fiscal years of Executive’s employment) ending immediately prior to the fiscal year in which the Date of Termination occurs or, if higher, immediately prior to the fiscal year in which the first event constituting Good Reason occurs; (v) continuation coverage under the Company’s health care and life insurance plans at the same cost and coverage level as in effect as of the Date of Termination; and (vi) subject to certain exceptions, the immediate vesting of all stock options, restricted stock and performance share awards as of the date of a Change in Control. The Agreement provides that Executive would be eligible for payments in reimbursement for excise taxes imposed on the severance payments and benefits.

In addition, the Agreement provides that if Executive’s employment is terminated by the Company without Cause and not in the context of a Change of Control during the Term of the Agreement, Executive will be entitled to, among other things, the following severance payments: (i), (ii) and (v) described above, as well as continuation of his base salary in effect immediately prior to the Date of Termination for a period of 18 months after the Date of Termination.

Executive will also be subject to a post-termination non-disclosure covenant and a post-termination non-solicitation covenant. All severance payments described above are contingent upon Executive’s compliance with these covenants, and any violation of these covenants will cause the Executive to forfeit any unpaid severance payments.

Defined terms used in this Form 8-K but not otherwise defined have the meanings set forth in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC. (Registrant)

Dated: July 10, 2007	By:	/s/ John G. Arena, Esq.
	Name:	John G. Arena
	Title:	Vice President, General Counsel and Secretary